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                         EXHIBIT 10.2

           1997 NON-QUALIFIED STOCK OPTION AGREEMENT
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      Ralcorp Holdings, Inc. (the "Company"), effective May 20,
1997, grants this Non-Qualified Stock Option to
                                                -----------------
("Optionee") to purchase a total of            shares of its $.01
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par value Common Stock (the "Common Stock") at a price of $12.00 per share pursuant to the Ralcorp Holdings, Inc. Incentive Stock Plan (the "Plan"). Subject to the provisions of the Plan and the following terms, Optionee may exercise this option as set forth below by tendering to the Company written notice of exercise together with the purchase price in either cash, or in shares of Common Stock of the Company at their fair market value as determined by the Company's Board of Directors (the "Board"), or in both cash and such shares.


      NOW THEREFORE, the Company and Optionee agree, for and in consideration of the terms hereof, as follows:

1.    Exercise - This Option shall become exercisable upon the
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      occurrence of any of the events set forth below.  This Option shall become exercisable in full on the date of such event and shall remain exercisable for the periods set forth below. Thereafter, the unexercised portion of this Option is forfeited and may not be exercised.

         a.       Optionee's death (exercisable for three
                  years).

         b. Optionee's voluntary termination or retirement (whether pursuant to any mandatory retirement provision of the Company's Articles of Incorporation, Bylaws or Board resolution, or otherwise) at or after attainment of age 70 (exercisable for three years).

         c. Optionee's voluntary termination due to mental or physical impairment resulting in his inability to serve as a Director (exercisable for three years).

         d.       Optionee's voluntary termination, or
                  termination due to expiration of Optionee's term without re-election to a subsequent term in connection with or following a Change-in-
                  Control (exercisable for six months).

         e. Optionee's voluntary termination, or termination due to expiration of Optionee's term without re-election to a subsequent term other than under circumstances set forth in paragraphs 1.b., 1.c., or 1.d. (exercisable for 90 days).


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2.    Forfeiture - Notwithstanding anything to the contrary
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      contained in the Plan, this Option is subject to forfeiture if
      Optionee is removed from his position as a Director for cause in accordance with the Company's Articles and Bylaws and the corporation laws of the State of Missouri or if Optionee fails to exercise this Option within the appropriate period set forth in paragraph 1, but shall not be subject to forfeiture for any other reason. Following forfeiture, no portion of this Option may be exercised.

3.    Change in Control - In the case of a Change in Control (other
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      than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), Optionee shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option contained herein) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Change in Control by a holder of the number of shares of Common Stock which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Change in Control.

4.    Definitions - For purposes of this Agreement, the following
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      terms have the meanings set forth below:

      a.    "Acquisition Consideration" - Shall mean the kind and
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            amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of the Common Stock upon consummation of a Change in Control. In the case of a Change in Control resulting from the event set forth in paragraph 5(b)(i), the value of the Acquisition Consideration shall be equal to the highest price paid by such person for a share of the Company's Common Stock during the two-year period preceding the date on which such person became the beneficial owner of more than 50% of the Company's Common Stock. If such price is paid in the form of non-cash consideration, the value of the Acquisition Consideration shall be equal to the fair market value of such consideration at the time of the purchase of such share.

      b.    "Change in Control" - Shall mean when (i) a person, as
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            defined under the securities laws of the United States,
            acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company; or (ii) the directors of the Company, immediately before a business combination between the Company and another entity, or a proxy contest for the election of directors, shall as a result of such business combination or proxy contest, cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

5. This Agreement shall be governed by the laws of the State of Missouri without reference to the conflict of laws provisions thereof.



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6.    No amendment or modification of this Option shall be valid unless the same shall be in writing and signed by the Company and Optionee. The foregoing, however, shall not prevent the Company from amending or modifying the Plan except that no such amendment or modification shall adversely affect the Optionee's rights under this Option Agreement.

ACKNOWLEDGED                              RALCORP HOLDINGS, INC.
AND ACCEPTED:


------------------------                  By:
Optionee                                     -----------------------
                                             R. W. Lockwood
                                             Secretary
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Date